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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of Accellent Inc. of our report dated August 31, 2005 (October 3, 2005 as to Note 12) on Campbell Engineering, Inc., appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Beason & Nalley, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
February 13, 2006

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CONSENT OF INDEPENDENT ACCOUNTING FIRM